As filed with the Securities and Exchange Commission on October 11, 2002
                                                  Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  ------------


                        SCHNITZER STEEL INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  OREGON                                    93-0341923
       -----------------------------                     ---------------
       (State or other jurisdiction                       (IRS Employer
     of incorporation or organization)                  Identification No.)

     3200 NW YEON AVE., PO BOX 10047
           PORTLAND, OREGON                                   97210
         ----------------------                             ----------
         (Address of Principal                              (Zip Code)
           Executive Offices)


                                  ------------


           SCHNITZER STEEL INDUSTRIES, INC. 1993 STOCK INCENTIVE PLAN
           ----------------------------------------------------------
                              (Full title of plan)


                                  ------------

                                 Barry A. Rosen
                      Vice President-Finance and Treasurer
                        Schnitzer Steel Industries, Inc.
                         3200 NW Yeon Ave., PO Box 10047
                               Portland, OR 97210
                     ---------------------------------------
                     (Name and address of agent for service)


Telephone number, including area code, of agent for service:  (503) 224-9900

                                    Copy to:
                               Stuart W. Chestler
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268

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


                         CALCULATION OF REGISTRATION FEE

================================================================================
                                        Proposed      Proposed
                                        Maximum       Maximum         Amount
                           Amount       Offering      Aggregate       of Regis-
Title of Securities        to Be        Price Per     Offering        tration
to Be Registered         Registered     Share (1)     Price (1)       Fee
-----------------        ----------     ---------     -----------     ---------
Class A Common Stock,    1,200,000      $17.85        $21,420,000     $1,971
$1.00 par value          Shares
================================================================================

(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee for the shares to be registered is based on $17.85, which was the average of the high and low prices of the Class A Common Stock on October 10, 2002 as reported on Nasdaq.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents By Reference.
         ----------------------------------------

This Registration Statement incorporates the contents of the Registrant's Registration Statement on Form S-8, Registration No. 333-21895.



Item 8.  Exhibits.
         --------

         5.1      Opinion of Stoel Rives LLP.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2     Consent of Stoel Rives LLP (included in Exhibit 5.1).

         24.1     Powers of Attorney.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, state of Oregon on October 11, 2002.


                                   SCHNITZER STEEL INDUSTRIES, INC.


                                   By /s/ BARRY A. ROSEN
                                      --------------------------------
                                      Barry A. Rosen, Vice President -
                                      Finance and Treasurer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 11, 2002.

SIGNATURE                          TITLE
---------                          -----

*ROBERT W. PHILIP                  President, Chief Executive Officer and
-----------------------            Director
Robert W. Philip                   (Principal Executive Officer)


/s/ BARRY A. ROSEN                 Vice President-Finance and Treasurer
-----------------------            (Principal Financial Officer)
Barry A. Rosen


*KELLY E. LANG                     Vice President-Corporate Controller
-----------------------            (Principal Accounting Officer)
Kelly E. Lang


*CAROL S. LEWIS                    Director
-----------------------
Carol S. Lewis


*SCOTT LEWIS                       Director
-----------------------
Scott Lewis


*KENNETH M. NOVACK                 Director
-----------------------
Kenneth M. Novack


*JEAN S. REYNOLDS                  Director
-----------------------
Jean S. Reynolds


*DORI SCHNITZER                    Director
-----------------------
Dori Schnitzer

*GARY SCHNITZER                    Director
-----------------------
Gary Schnitzer


*LEONARD SCHNITZER                 Director
-----------------------
Leonard Schnitzer


*ROBERT S. BALL                    Director
-----------------------
Robert S. Ball


*WILLIAM A. FURMAN                 Director
-----------------------
William A. Furman


*RALPH R. SHAW                     Director
-----------------------
Ralph R. Shaw


*By /s/ BARRY A. ROSEN
    --------------------------------
    Barry A. Rosen, Attorney-in-fact

                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DOCUMENT DESCRIPTION
------            --------------------

 5.1              Opinion of Stoel Rives LLP.

 23.1             Consent of PricewaterhouseCoopers LLP.

 23.2             Consent of Stoel Rives LLP (included in Exhibit 5.1).

 24.1             Powers of Attorney.